Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).3

Amendment 141

to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation
and
Dassault Systemes, S.A.

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to add new products to the Agreement to address specific requirements from [***] as well as add a SmarTeam product to the Agreement.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0 Definitions

The following shall be added to the Section of the Agreement entitled “Definitions.”

[***] “shall mean any legal foreign or domestic entity (such as a corporation [***] owns by more than fifty percent (50%), and those legal entities owned by twenty-five percent (25%) or greater, as identified in Attachment A to Amendment 141.

[***]  “are the programs listed in section C.17.1, that can only be licensed as provided for in Amendment 141, as may be further amended.

2.0 Licenses

The following is added as Article (U) to the License Section

“U. In addition to the other rights and licenses granted herein, IBM and its Licensed Subsidiaries may sublicense the [***] for internal use by [***]

3.0 Add a new Section C. 17 Ford Motor Company Program

C.17.1 Add the following as Table D of Attachment XXIII

D) [* * *]

  IBM

  PROGRAM
  NUMBER                    PRODUCT NAME
  5799-H16                    CATIA-VS Format Import/Export

C.17.2 OWNER will license and distribute [***] only in object code form to IBM.

C.17.3 The [***] listed in C.17.1 will be announced on a PRPQ basis available only [***] and sublicensed on a TLC basis. In consideration for the customized software product development required from OWNER to

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).3

meet [***] requirements, and the limited marketing and distribution by IBM of the [***] licensed Programs, IBM shall pay to OWNER a royalty of 75% of the revenue received from [***] or the sublicense of these programs.

C.17.4 The royalty set forth in C.17.3 is for up to a total [***]

C.17.5 If LUM control is not provided for these products, it is understood by the parties that until such controls are implemented, IBM’s obligation with respect to licensing these products will be to use commercially reasonable means to determine the number of licenses in use and IBM will have royalty obligation only for those sublicenses specifically granted.

C.17.6 The [***] shall be subject to the CATIA V5 terms of the 1996 Agreement, except the terms of the 1996 Agreement regarding the following shall not apply:

a) Royalties for Academic Use, and Authorized CATIA Education Provider
b) Product specific development councils
c) Try and Buy
d) Revenue-based discounting.

The parties agree that the [***] are licensed to IBM for 5 years and that licensing beyond this 5 year term is subject to the appropriate license agreement between OWNER and the third party that supplies the main component

4.0 Due to [** needs, OWNER commits to deliver these products to IBM not later than December 19, 2002.

5.0 DS has informed IBM that the [***] contains third party code licensed to DS pursuant to an agreement between DS and [***] In the event of termination of the agreement between DS and [***] prior to termination or expiration of the IBM agreement with [***] IBM and DS agree to cooperatively work together to find an alternate solution, if possible, that limits or avoids any resulting liability to the parties.

6.0 SmarTeam Products

a) Add the following to Attachment XXV - SmarTeam Products

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT

5799-C95	SMARTEAM SWI	[***]

b) This Licensed Program will be announced as available on a PRPQ basis. Due to OWNER sales channel management requirements with Solidworks Inc., an OWNER Subsidiary, IBM agrees that it shall review all sales opportunities with OWNER, and obtain OWNER approval, prior to submitting a proposal or price quote to an end user customer for sales of this PRPQ. IBM and OWNER shall separately define and mutually agree, in writing, on the decision criteria against which the IBM request will be evaluated, the review and approval process, and coordinators required to implement the foregoing agreement. IBM shall use commercially reasonable means to comply with its foregoing obligation to obtain OWNER approval
c) Sections C.10.8 - Royalties for Academic Use, and C.10.9 - Authorized CATIA Education Provider, shall apply only on a special bid basis. The terms of the Agreement regarding try and buy shall not apply.
d) The parties recognize that there currently no installation control keys in 5799-C95 and therefore the terms of Section C.13.3.6, added by Amendment 140, shall apply.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).3

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ THIBAULT DE TERSANT	By:	/s/ R. A. ARCO
Authorized Signature		Authorized Signature
Name: Thibault de Tersant		Name: R. A. Arco

Title: Chief Financial Officer and Executive Vice President		Title: Manager, PLM Product Mgmt. & Support

Date:	Feb 14th, 2003	Date:	April 10, 2003

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).3

[***]